EXECUTION COPY

AMENDMENT NO. 6 TO THE
CREDIT AGREEMENT

Dated as of March 8, 2005

AMENDMENT NO. 6 TO THE CREDIT AGREEMENT among ALPHARMA INC., a Delaware corporation ("Holdings"), the banks, financial institutions and other lenders party hereto, and BANK OF AMERICA, as administrative agent and collateral agent (the "Administrative Agent"), as parties to the Credit Agreement referred to below.

PRELIMINARY STATEMENTS:

    Alpharma Operating Corporation, a Delaware corporation (the "Company"), Alpharma USPD Inc., a Maryland corporation (together with the Company and the Subsidiary Borrowers party thereto, the "Borrowers"), Holdings, the Lender Parties and the Administrative Agent have entered into a Credit Agreement dated as of October 5, 2001, as amended by Amendment No. 1 dated as of December 16, 2002, Amendment No. 2 dated as of April 3, 2003, Amendment No. 3 dated as of December 18, 2003, Amendment No. 4 dated as of April 19, 2004 and Amendment No. 5 dated as of August 3, 2004 (as further amended, supplemented or otherwise modified from time to time, the "Credit Agreement"). Capitalized terms not otherwise defined in this Amendment have the same meanings as specified in the Credit Agreement.
    Holdings and the Required Lenders have agreed to amend the Credit Agreement as hereinafter set forth.

    SECTION 1.     Amendments to Credit Agreement. The Credit Agreement is, effective as of the date hereof and subject to the satisfaction of the conditions precedent set forth in Sections 3(a) and (b), hereby amended as follows:

        Article I is amended by adding the following new terms in alphabetical order:

        "Euro Credit Facility" means one or more credit facilities or other extensions of bank credit, whether or not secured, of Euro Holdco or one or more of its Subsidiaries in an aggregate principal amount up to $75 million less any amounts outstanding under the Euro Notes in excess of $225 million, secured by substantially all of the assets of Euro Holdco and the assets of certain of its Subsidiaries.

        "Euro Holdco" means a newly formed company that is a direct or indirect wholly owned subsidiary of the Company and the direct or indirect owner of some or all of the European Subsidiaries of Holdings.

        "Euro Notes" means senior notes of Euro Holdco or one of its Subsidiaries issued for cash in an aggregate principal amount of up to $300 million less any amounts outstanding under the Euro Credit Facility, containing restrictive covenants, defaults, required prepayment, required redemption or other similar terms which, when taken as a whole, are not more restrictive on, or less favorable to, Euro Holdco and its Subsidiaries in any material respect than such terms contained in the Debt Securities outstanding on December 31, 2004 are to Holdings and its Subsidiaries, and the issuance of any such notes in a registered exchange offer for such initially issued notes that have been issued in a private placement.

        "Senior Notes" means the issuance by Holdings of senior notes (A) in an aggregate principal amount of no more than $200 million at any time outstanding, (B) containing terms relating to amortization, maturity, and other material terms and covenants that, when taken as a whole, are not less favorable in any material respect to the Loan Parties or the Lender Parties than the comparable terms of the Debt Securities outstanding on December 31, 2004 and (C) the proceeds of which are used first to prepay the outstanding amount of Term Advances, together with accrued interest to the date of prepayment, second after prepayment in full of the Term Advances, to prepay the outstanding amount of Revolving Credit Advances, together with accrued interest to the date of prepayment and third after prepayment in full of the Revolving Credit Advances, to refinance all or a portion of the Existing Notes, including accrued and unpaid interest, prepayment premiums and all reasonable costs and expenses incurred in connection with such refinancing; and the issuance of any such notes in a registered exchange offer for such initially issued notes that have been issued in a private placement.

        The definition of "Consolidated EBITDA" in Article I is further amended by inserting in lieu of the period after clause (p) therein the following new clauses to read as follows:

        "plus (q) all cash restructuring charges incurred from January 1, 2005 through December 31, 2005 in connection with initiatives designed primarily to reduce selling, general and administrative expenses in worldwide operations, up to a maximum aggregate amount equal to $30,000,000 minus the aggregate amount of all such charges incurred from July 1, 2004 through December 31, 2004 plus (r) all non-cash expenses taken in connection with employee stock options and other employee equity awards following adoption of Financial Accounting Standard 123R."

        Section 2.05(b)(ii) is amended by (i) inserting a semi-colon in lieu of the period at the end thereof and (ii) inserting the words "provided that any prepayment of amounts of Revolving Credit Advances outstanding thereunder in respect of Net Cash Proceeds of any Debt incurred under Section 5.02(b)(iii)(O) or Section 5.02(b)(iii)(P) or Section 5.02(b)(iii)(Q) shall not result in a reduction in Revolving Credit Commitments." at the end thereof.
        Section 2.06(b)(ii) is amended by (i) inserting a comma in lieu of the word "and" at the end of clause (B)(1) of the parenthetical contained therein, (ii) inserting after clause (B)(2) of the parenthetical contained therein the following new clause to read as follows:

        "and (3) so long as the entire outstanding amount of the Term Advances and all accrued interest thereon has been repaid in full, Section 5.02(b)(iii)(Q)."

        and (iii) inserting "(vi)" in lieu of "(v)" in the last sentence thereof.

        Section 2.06(b)(vi) is amended by (i) inserting the words ", provided that any prepayment of amounts of Revolving Credit Advances outstanding thereunder in respect of Net Cash Proceeds of any Debt incurred under Section 5.02(b)(iii)(O) or Section 5.02(b)(iii)(P) or Section 5.02(b)(iii)(Q) shall not be required to be deposited into the L/C Cash Collateral Account" before the first semi-colon therein and (ii) inserting the words "(subject to the proviso above)" before the first parenthetical contained therein.
        Section 5.02(a) is amended by (i) deleting the word "and" at the end of clause (viii) thereof, (ii) inserting a semi-colon in lieu of the period at the end of clause (ix) thereof and (iii) inserting after clause (ix) therein the following new clause to read as follows:

        "(x) Liens securing the Euro Credit Facility provided that no such Lien shall extend to or cover any Collateral or any assets other than assets of Euro Holdco and its Subsidiaries."

        Section 5.02(b)(iii) is amended by (i) deleting the word "and" at the end of clause (M) thereof, (ii) inserting a semi-colon in lieu of the period at the end of clause (N) thereof and (iii) by inserting after clause (N) thereof the following new clauses to read as follows:

        "(O)     the Euro Credit Facility;

        (P)     the Euro Notes;

        (Q)     the Senior Notes; and

        (R)     any senior subordinated guaranty by Holdings of the Euro Notes provided that such guaranty contains subordination provisions satisfactory to the Administrative Agent and in any event no less favorable to the Lenders than the subordination provisions in the Existing Notes."

        Section 5.02(f) is amended by (i) deleting the word "and" at the end of clause (xi) thereof, (ii) inserting the words "or the Senior Notes" at the end of clause (xii) thereof, (iii) inserting a semi-colon in lieu of the period at the end of clause (xii) thereof and (iv) inserting after clause (xii) thereof the following new clauses to read as follows:

        "(xiii) Investments by the Company in Euro Holdings, in an amount not to exceed in any Fiscal Year an amount equal to the cash dividends or distributions paid by Euro Holdings to the Company in such Fiscal Year; and

        (xiv) any senior subordinated guaranty by Holdings of the Euro Notes provided that such guaranty contains subordination provisions satisfactory to the Administrative Agent and in any event no less favorable to the Lenders than the subordination provisions in the Existing Notes."

        Section 5.02(g)(ix) is amended by inserting the words "and the Senior Notes" immediately before the period at the end thereof.
        Section 5.02(j)(xi) is amended by inserting the words ", the Senior Notes or both" immediately before the comma at the end thereof.
        Section 5.02(q) is amended by (i) deleting the word "and" at the end of clause (ix) thereof, (ii) inserting a comma at the end of clause (ix) thereof and (iii) by inserting in lieu of the period after clause (x) therein the following new clauses to read as follows:

        "(xi) the Senior Notes, (xii) the Senior Subordinated Notes, (xiii) the Euro Notes and (xiv) the Euro Credit Facility."

        Section 5.03(b) is amended by inserting the words "(except that in the case of the fiscal year ending on December 31, 2004 the documents required to be delivered pursuant to this Section 5.03(b) do not need to be delivered until April 30, 2005 or any earlier time that such documents are available)" immediately before the first comma thereof.
        The table in Section 5.04(a) is amended in full to read as follows:

Measurement Period	Ratio

        December 31, 2001 to September 30, 2002
        December 31, 2002 to September 30, 2003
        December 31, 2003 to June 30, 2004
        September 30, 2004 to December 31, 2004
        March 31, 2005 to December 31, 2005
        March 31, 2006 and thereafter

5.25:1.0 4.50:1.0 4.00:1.0 4.25:1.0 4.00:1.0 3.50:1.0

        The table in Section 5.04(d) is amended in full to read as follows:

Measurement Period	Ratio

        December 31, 2001 to September 30, 2002
        December 31, 2002 to September 30, 2003
        December 31, 2003 to June 30, 2004
        September 30, 2004 to December 31, 2004
        March 31, 2005 to December 31, 2005
        March 31, 2006 and thereafter

2.50:1.0 3.00:1.0 3.50:1 3.00:1 3.25:1.0 3.50:1.0

        Section 5.04(e) is amended by inserting after clause (vi) therein the following new clause to read as follows:

        "less (vii) commencing with the Fiscal Quarter ending December 31, 2004, the aggregate amount of goodwill impairment charges related to the valuation of the U.S. generic products business and non-cash charges incurred as a result of asset valuation impairments of deferred tax assets and the Piscataway, New Jersey facility, in an aggregate amount not to exceed $250 million."

        SECTION 2.   100% Consent Amendment to Credit Agreement [Conditions precedent to effectiveness of this Section 2 were not met]. The Credit Agreement is, effective as of the date hereof and subject to the satisfaction of the conditions precedent set forth in Section 3(c), hereby amended as follows:

        (a)     Article I is amended by adding the following new term in alphabetical order:

        "Amendment No. 6" means Amendment No. 6 to the Credit Agreement, dated as of March 8, 2005, among Holdings, the Administrative Agent and the Lenders.

        (b)     The definition of "Termination Date" in Article I of the Credit Agreement is amended in full to read as follows:

        "Termination Date" means (a) in respect of Term A Advances, Letters of Credit, Revolving Credit Advances, Letter of Credit Advances and Swing Line Advances, the earliest of (i) the sixth anniversary of the Closing Date and (ii) the date of termination in whole of the Commitments pursuant to Section 2.05 or 6.01; and (b) in respect of Term B Advances the earliest of (i) the seventh anniversary of the Closing Date and (ii) the date of termination in whole of the Commitments pursuant to Section 2.05 or 6.01.

        (c)     Section 5.02 is amended by inserting after clause (t) thereof the following new clause to read as follows:

        "(u) Revolving Credit Availability. Allow the aggregate amount of Unused Revolving Credit Commitments to be less than $75 million for (i) the three month period from and including the date of the prepayment referred to in Section 3(c)(y) of Amendment No. 6 or (ii) at least 30 consecutive days prior to, and for the three month period from and including, the date of any repayment at maturity of the Existing Notes."

        SECTION 3.     Conditions of Effectiveness.

        (a)     This Amendment (other than Sections 1 and 2) shall become effective as of the date first above written (or, in the case of Section 1(k), December 31, 2004) when, and only when, the Administrative Agent shall have received (x) counterparts of this Amendment executed by Holdings and the Required Lenders or, as to any of the Lenders, advice satisfactory to the Administrative Agent that such Lender has executed this Amendment and (y) counterparts of the Consent appended hereto (the "Consent"), executed by each of the Loan Parties (other than Holdings);

        (b)     Section 1 of this Amendment shall become effective as of the date hereof (or, in the case of Section 1(k), December 31, 2004) when and only when the Amendment (other than Section 2) shall have become effective and the Administrative Agent shall have received (x) the payment of all accrued fees and expenses of the Administrative Agent (including the reasonable accrued fees and expenses of counsel to the Administrative Agent invoiced on or prior to the date hereof) and (y) all of the following documents, each such document dated the date of receipt thereof by the Administrative Agent (unless otherwise specified), in form and substance satisfactory to the Administrative Agent:

            Certified copies of (A) the resolutions of the Board of Directors of (1) Holdings approving this Amendment and the matters contemplated hereby and (2) each other Loan Party evidencing approval of the Consent and (B) all documents evidencing other necessary corporate action and governmental approvals, if any, with respect to this Amendment, the Consent and all other matters contemplated hereby;
            A certificate signed by a duly authorized officer of Holdings stating that: (A) the representations and warranties contained in Section 5 hereof and in the Loan Documents are true and correct on and as of the date of such certificate as though made on and as of such date other than any such representations or warranties that, by their terms, refer to a date other than the date of such certificate, and (B) no event has occurred and is continuing that constitutes a Default; and

            (c)     Section 2 of this Amendment shall become effective as of the date hereof when and only when (w) Section 1 shall have become effective, (x) the Administrative Agent shall have received counterparts of this Amendment executed by each of the Lenders or, as to any of the Lenders, advice satisfactory to the Administrative Agent that such Lender has executed this Amendment, (y) the Borrower shall have made an optional prepayment of the outstanding Advances in an amount equal to at least $100 million to be applied to permanently prepay outstanding Advances in accordance with Section 2.06(a) of the Credit Agreement and (z) the aggregate amount of the Unused Revolving Credit Commitments is and has been greater than or equal to $75 million for a period of at least 30 consecutive days prior to the date of the prepayment referred to in clause (y).

            SECTION 4.     Representations and Warranties of Holdings. Holdings hereby represents and warrants as follows:

            (a)     Each Loan Party is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation.

            (b)     The execution, delivery and performance by each Loan Party of this Amendment and the Consent, as applicable, to which it is a party, are within such Person's corporate or other powers, have been duly authorized by all necessary corporate or other action and do not (i) contravene such Person's Constitutive Documents, (ii) violate any Requirement of Law, (iii) conflict with or result in the breach of, or constitute a default under, any contract, loan agreement, indenture, mortgage, deed of trust, lease or other instrument binding on or affecting any Loan Party, any of its Subsidiaries or any of their properties or (iv) except for the Liens created under the Collateral Documents, result in or require the creation or imposition of any Lien upon or with respect to any of the properties of any Loan Party or any of its Subsidiaries.

            (c)     No Governmental Authorization, and no other authorization or approval or other action by, and no notice to or filing with, any Governmental Authority or any other third party is required for the due execution, delivery or performance by any Loan Party of this Amendment or the Consent.

            (d)     This Amendment and the Consent have been duly executed and delivered by each Loan Party which is a party thereto. This Amendment and the Consent are legal, valid and binding obligations of each Loan Party which is a party thereto, enforceable against each such Loan Party in accordance with their respective terms.

            (e)     There is no action, suit, investigation, litigation or proceeding affecting any Loan Party or any of its Subsidiaries pending or, to the knowledge any Loan Party, threatened before any Governmental Authority or arbitrator that purports to affect the legality, validity or enforceability of this Amendment or the Consent, or the consummation of any of the transactions contemplated hereby.

            (f)     The execution, delivery and performance of this Amendment and the Consent do not adversely affect the Liens created under any of the Collateral Documents.

            SECTION 5.     Reference to and Effect on the Loan Documents. (a) On and after the effectiveness of this Amendment, each reference in the Credit Agreement to "this Agreement", "hereunder", "hereof" or words of like import referring to the Credit Agreement, and each reference in the Notes and each of the other Loan Documents to "the Credit Agreement", "thereunder", "thereof" or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement, as amended by this Amendment.

              The Credit Agreement, the Notes and each of the other Loan Documents, as specifically amended by this Amendment, are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed. Without limiting the generality of the foregoing, the Collateral Documents and all of the Collateral described therein do and shall continue to secure the payment of all Obligations of the Loan Parties under the Loan Documents, in each case as amended by this Amendment.
              The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender or the Agent under any of the Loan Documents, nor constitute a waiver of any provision of any of the Loan Documents.

SECTION 6.     Costs, Expenses The Borrower agrees to pay on demand all costs and expenses of the Administrative Agent in connection with the preparation, execution, delivery and administration, modification and amendment of this Amendment and the other instruments and documents to be delivered hereunder (including, without limitation, the reasonable fees and expenses of counsel for the Administrative Agent) in accordance with the terms of Section 8.04 of the Credit Agreement.

SECTION 7.     Execution in Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement. Delivery of an executed counterpart of a signature page to this Amendment by telecopier shall be effective as delivery of a manually executed counterpart of this Amendment.

SECTION 8.     Governing Law. This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

ALPHARMA INC.

By: Matthew T. Farrell
Title: Executive Vice President, Finance & Chief Financial Officer

BANK OF AMERICA, N.A.,
as Administrative Agent
By: Angela Lau
Title: Assistant Vice President

Agreed as of the date first above written

BANK OF AMERICA, N.A.,
as Collateral Agent and Lender
By: Joseph L. Corah
Title: Senior Vice President

Agreed as of the date first above written:
AMMC CDO I, LIMITED By: American Money Management Corp., as Collateral Manager By:/s/ Chester M. Eng Title: Senior Vice President	AMMC CDO II LIMITED By: American Money Management Corp., as Collateral Manager By:/s/ Chester M. Eng Title: Senior Vice President
AMMC CDO III LIMITED By: American Money Management Corp., as Collateral Manager By:/s/ Chester M. Eng Title: Senior Vice President	BALLANTYNE FUNDING LLC By: /s/ Meredith J. Koslick Title: Assistant Vice President
BEAR STEARNS INVESTMENT PRODUCTS INC. By: /s/ Jonathan Weiss Title: Authorized Signatory	BLACK DIAMOND CLO 1998-1 LTD. By:/s/ Alan Corkish Title: Director
BLACK DIAMOND CLO 2000-1 LTD. By:/s/ Alan Corkish Title: Director	BLACK DIAMOND CLO 2005-2 By: /s/ Wendy Ebanks Title: Director
BLACK DIAMOND INTERNATIONAL FUNDING LTD. By: /s/ Alan Corkish Title: Director	BNP PARIBAS OSLO BRANCH By: /s/ Paul-Francois Gauvin Title: Managing Director
CANADIAN IMPERIAL BANK OF COMMERCE By: /s/ Charles Henry Title: Managing Director By: /s/ John O'Dowd Executive Director	CLASSIC CAYMAN B.D. LIMITED By: /s/ Janet Wolff Title: Authorized Signatory By: /s/ John Fitzgerald Title: Authorized Signatory
DENALI CAPITAL LLC, managing member of DC Funding Partners, portfolio manager for DENALI CAPITAL CLO I, LTD., or an affiliate By: /s/ David Killian Title: Chief Financial Officer	DENALI CAPITAL LLC, managing member of DC Funding Partners, portfolio manager for DENALI CAPITAL CLO II, LTD., or an affiliate By: /s/ David Killian Title: Chief Financial Officer
DENALI CAPITAL LLC, managing member of DC Funding Partners, portfolio manager for DENALI CAPITAL CLO III, LTD., or an affiliate By: /s/ David Killian Title: Chief Financial Officer	DNB NOR BANK ASA By: /s/ Philip F. Kurpiewski Title: Senior Vice President By: /s/ Henrik Asland Title: Senior Vice President
EMERALD ORCHARD LIMITED By: /s/ John Hall Title: Senior Manager	FIRST TRUST/HIGHLAND CAPITAL FLOATING RATE INCOME FUND By: Highland Capital Management, L.P., its Investment Sub-Advisor By: /s/ Todd Travers Title: Senior Portfolio Manager
FLAGSHIP CLO 2001-1 by Flagship Capital Management, Inc. By: /s/ Eric S. Meyer Title: Director	FLAGSHIP CLO II by Flagship Capital Management, Inc. By: /s/ Eric S. Meyer Title: Director
HIGHLAND FLOATING RATE ADVANTAGE FUND By: Highland Capital Management, L.P., its Investment Advisor By: /s/ Todd Travers Title: Senior Portfolio Manager	HIGHLAND FLOATING RATE LIMITED LIABILITY COMPANY By: Highland Capital Management, L.P., its Investment Advisor By: /s/ Todd Travers Title: Senior Portfolio Manager
HIGHLAND LOAN FUNDING V, LTD. By: Highland Capital Management, L.P., as Collateral Manager By: /s/ Todd Travers Title: Senior Portfolio Manager	LOAN FUNDING IV, LLC By: Highland Capital Management, L.P., as Portfolio Manager By: /s/ Todd Travers Title: Senior Portfolio Manager
LOAN FUNDING VII LLC By: Highland Capital Management, L.P., as Collateral Manager By: /s/ Todd Travers Title: Senior Portfolio Manager	LOAN STAR STATE TRUST By its Investment Manager, Highland Capital Management, L.P., By its General Partner, Strand Advisors, Inc. By: /s/ Todd Travers Title: Senior Portfolio Manager
NATIONAL CITY BANK By: /s/ Michael A. Moose Title: Assistant vice President	PAMCO CAYMAN, LTD. By: Highland Capital Management, L.P. as Collateral Manager By: /s/ Todd Travers Title: Senior Portfolio Manager
PIONEER FLOATING RATE TRUST By: Highland Capital Management, L.P., its Sub-Advisor By: /s/ Todd Travers Title: Senior Portfolio Manager	PROTECTIVE LIFE INSURANCE COMPANY By: /s/ Philip Passafiume Title: VP Investments
SEABOARD CLO 2000 LTD. APEX (IDM) CDO I, LTD. By: Babson Capital Management LLC as Collateral Manager By: /s/ Marcus G. Sowelll Title: Managing Director	SMOKY RIVER CDO, L.P., By RBC Leveraged Capital as Portfolio Advisor By: /s/ Melissa Marano Title: Authorized Signatory
SPIRET IV LOAN TRUST 2003-B By: Wilmington Trust Company no in its individual capacity but solely as trustee By: /s/ Rachel L. Simpson Title: Financial Services Officer	THE TRAVELERS INSURANCE COMPANY By: /s/ Matthew J. McInerny Title: Investment Banker
TRS 1 LLC By: /s/ Deborah O'Keeffe Title: Vice President	WESTLB AG, NY BRANCH By: /s/ David E. Wagner Title: Executive Director
WIND RIVER CLO I LTD. By: McDonnell Investment Management, LLC, As Manager By: /s/ Kathleen A. Zarn Title: Vice President

CONSENT

Dated as of March 8, 2005

Each of the undersigned, as Guarantors under, as applicable, the (i) Parent Guaranty dated as of October 5, 2001, (ii) Subsidiary Guaranty dated as of October 5, 2001 or (iii) Subsidiary Guaranty dated as of December 26, 2001, in each case in favor of the Secured Parties referred to therein (collectively, the "Guaranty"), hereby consents to the foregoing Amendment and hereby confirms and agrees that (a) notwithstanding the effectiveness of such Amendment, the Guaranty is, and shall continue to be, in full force and effect and is hereby ratified and confirmed in all respects, except that, on and after the effectiveness of such Amendment, each reference in the Guaranty to the "Credit Agreement", "thereunder", "thereof" or words of like import shall mean and be a reference to the Credit Agreement, as amended by such Amendment, and (b) each of the Collateral Documents to which such Guarantor is a party and all of the Collateral described therein do, and shall continue to, secure the payment of all of the Secured Obligations (in each case, as defined therein).

ALPHARMA OPERATING CORPORATION

By: /s/ Robert F. Wrobel
Title: Secretary

ALPHARMA USPD INC.

By: /s/ Robert F. Wrobel
Title: Secretary

ALPHARMA U.S. INC.

By: /s/ Robert F. Wrobel
Title: Secretary

BARRE PARENT CORPORATION

By: /s/ Robert F. Wrobel
Title: Secretary

G.F. REILLY COMPANY

By: /s/ Robert F. Wrobel
Title: Secretary

PARMED PHARMACEUTICALS, INC.

By: /s/ Robert F. Wrobel
Title: Secretary

ALPHARMA EURO HOLDINGS INC.

By: /s/ Christopher J.N. Towner
Title: Secretary

ALPHARMA (BERMUDA) INC.

By: /s/ Christopher J.N. Towner
Title: Secretary

ALPHARMA USHP INC.

By: /s/ Christopher J.N. Towner
Title: Secretary

ALPHARMA US PHARMACEUTICAL LLC

By: /s/ Robert F. Wrobel
Title: Secretary

ALPHARMA ANIMAL HEALTH COMPANY

By: /s/ Robert F. Wrobel
Title: Secretary

MIKJAN CORPORATION

By: /s/ Robert F. Wrobel
Title: Secretary

ALPHARMA NW INC.

By: /s/ Robert F. Wrobel
Title: Secretary

NMC LABORATORIES, INC.

By: /s/ Robert F. Wrobel
Title: Secretary

US ORAL PHARMACEUTICALS PTY LTD

By: /s/ Robert F. Wrobel
Title: Secretary

ALPHARMA HOLDINGS INC.

By: /s/ Christopher J.N. Towner
Title: Secretary

ALPHARMA PHARMACEUTICALS INC.

By: /s/ Christopher J.N. Towner
Title: Secretary

POINT HOLDINGS INC.

By: /s/ John W. LaRocca
Title: Secretary

PUREPAC PHARMACEUTICAL HOLDINGS INC.

By: /s/ Robert F. Wrobel
Title: Secretary

ALPHARMA BRANDED PRODUCTS

DIVISION INC.

By: /s/ Robert F. Wrobel
Title: Secretary

PUREPAC PHARMACEUTICAL CO.

By: /s/ Robert F. Wrobel
Title: Secretary

ALPHARMA INVESTMENT INC.

By: /s/ Robert F. Wrobel
Title: Secretary